UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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WINGSTOP INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WINGSTOP INC.

5501 LBJ Freeway, 5th Floor,

Dallas, Texas 75240

March 23, 2017

Dear Stockholder:

We cordially invite you to attend the 2017 Annual Meeting of Stockholders of Wingstop Inc. to be held on Wednesday, May 3, 2017, at 10:00 a.m. central time at Wingstop’s conference facility located at 5501 LBJ Freeway, 4th Floor, Dallas, Texas 75240.

The items of business are listed in the following Notice of Annual Meeting of Stockholders and are more fully addressed in the Proxy Statement.

We are pleased to take advantage of the Securities and Exchange Commission rule allowing companies to furnish proxy materials to stockholders over the Internet. We believe that this e-proxy process expedites stockholders’ receipt of proxy materials, while also lowering the costs and reducing the environmental impact of our Annual Meeting. On March 23, 2017, we began mailing a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and annual report and how to vote over the Internet or how to request and return a proxy card by mail. For information on how to vote your shares, please refer to the Notice of Internet Availability of Proxy Materials, proxy materials email or proxy card you receive to assure that your shares will be represented and voted at the Annual Meeting even if you cannot attend. Your vote is important. To be sure your shares are voted at the meeting, even if you plan to attend the meeting in person, please follow the instructions provided to you and vote your shares today. This will not prevent you from voting your shares in person if you are able to attend.

On behalf of your board of directors, thank you for your continued support of and interest in Wingstop Inc.

Sincerely, Charles R. Morrison Chairman of the Board, Chief Executive Officer and President

WINGSTOP INC.

5501 LBJ Freeway, 5th Floor,

Dallas, Texas 75240

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held May 3, 2017

Time:	10:00 a.m. central time

Date:	May 3, 2017

Place:	Wingstop’s conference facility 5501 LBJ Freeway, 4th Floor, Dallas, Texas 75240

Record Date:	Stockholders of record at the close of business on March 6, 2017 are entitled to notice of and to vote at the annual meeting or any adjournments or postponements thereof.

Purpose:

(1)    Elect two directors nominated by the Board of Directors for a term that expires at the 2020 annual meeting of stockholders;

(2)    Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2017; and

(3)    Consider and act upon such other business as may properly come before the annual meeting or any adjournments or postponements thereof.

Stockholders Register:	A list of the stockholders entitled to vote at the annual meeting may be examined during regular business hours at our executive offices, 5501 LBJ Freeway, 5th Floor, Dallas, Texas 75240, during the ten-day period preceding the meeting.

By order of the Board of Directors, Darryl R. Marsch Senior Vice President, General Counsel and Secretary

March 23, 2017

i

WINGSTOP INC.

5501 LBJ Freeway, 5th Floor,

Dallas, Texas 75240

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

Annual Meeting Information

•	May 3, 2017 at 10:00 a.m. central time
•	Wingstop’s conference facility located at 5501 LBJ Freeway, 4th Floor, Dallas, Texas 75240
•	The record date is March 6, 2017

Items of Business

Proposal	Board Vote Recommendation	Page Reference (for more information)
1. Elect two directors named in this proxy statement for terms that expire at the 2020 annual meeting	FOR ALL	7
2. Ratify the appointment of our independent registered public accounting firm for fiscal year 2017	FOR	20

Director Nominees

The Board of Directors (the “Board”) of Wingstop Inc. (“we,” “our,” “us,” the “Company,” or “Wingstop”) is asking you to elect the two nominees for director named below for terms that expire at the 2020 annual meeting of stockholders. The following table provides summary information about the two director nominees. The directors will be elected by a plurality vote. For more information about the director nominees, see page 7.

Name	Age	Occupation	Experience/ Qualifications	Status as Independent or Non-Employee	Board Committees	End of Term

Lynn Crump-Caine	60	Former Executive Vice President of Worldwide Operations, McDonalds Corporation, Founder, OutsideIn Consulting,	Industry, Strategic, Leadership, Operational	Independent	Compensation (Chair)	FY 2020

Wesley S. McDonald	54	Chief Financial Officer, Kohl’s Corporation	Financial, Leadership, Strategic, Operations	Independent	Audit (Chair), Nominating and Corporate Governance	FY 2020

Continuing Directors

The following table provides summary information about the four continuing directors whose terms expire at the 2018 and 2019 annual meetings. For more information about the continuing directors, see page 8.

Name	Age	Occupation	Experience/ Qualifications	Status as Independent or Non-Employee	Board Committees	End of Term

Charles R. Morrison	48	Chairman of the Board, Chief Executive Officer and President, Wingstop Inc.	Leadership, Operational, Strategic, Industry, Financial	—	—	FY 2018

Name	Age	Occupation	Experience/ Qualifications	Status as Independent or Non-Employee	Board Committees	End of Term
Kilandigalu (Kay) M. Madati	44	Executive Vice President & Chief Digital Officer, BET Networks	Marketing, Operational Strategic, Leadership	Independent	Nominating and Corporate Governance	FY 2018
Sidney J. Feltenstein	76	Restaurant and food industry consultant	Industry, Leadership, Strategic, Marketing	Independent	Audit, Compensation	FY 2019
Michael J. Hislop	62	Chairman, Corner Bakery and Chairman, Il Fornaio	Industry, Strategic, Leadership, Operational	Independent	Audit, Compensation, Nominating and Corporate Governance (Chair)	FY 2019

Ratification of the Appointment of the Independent Registered Public Accounting Firm

The Board is asking you to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 30, 2017. Set forth below is summary information with respect to the fees for services provided to us during the fiscal years ended December 31, 2016 and December 26, 2015. For more information see page 22.

	Fiscal Year 2016	Fiscal Year 2015
Fees Billed:
Audit Fees	$585,000	$565,000
Audit-Related Fees	2,000	2,000
Tax Fees	—	91,000

Total	$587,000	$658,000

2018 Annual Meeting of Stockholders

Stockholder proposals submitted for inclusion in the proxy statement for our annual meeting of stockholders expected to be held in May or June 2018 pursuant to SEC Rule 14a-8 must be received by us by November 23, 2017. Director nominations or other business to be brought before the 2018 Annual Meeting by a stockholder, other than Rule 14a-8 proposals described above, must be received by us between January 3, 2018 and February 2, 2018. For more information see page 28.

PROXY STATEMENT

The board of directors is furnishing this information in connection with the solicitation of proxies for the annual meeting of stockholders to be held on May 3, 2017. We anticipate that the Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and annual report and how to vote over the Internet or how to request and return a proxy card by mail will first be mailed to our stockholders on or about March 23, 2017.

All properly executed written proxies, and all properly completed proxies submitted by the Internet or telephone, that are delivered pursuant to this solicitation will be voted at the meeting in accordance with directions given in the proxy, unless the proxy is revoked prior to completion of voting at the meeting.

Only owners of record of shares of common stock of the Company at the close of business on March 6, 2017, the record date, are entitled to vote at the meeting, or at any adjournments or postponements of the meeting. Each owner of record on the record date is entitled to one vote for each share of common stock held. There were 28,864,620 shares of common stock issued and outstanding on the record date.

QUESTIONS RELATING TO THIS PROXY STATEMENT

What is a proxy?

It is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. We have designated two of our officers as proxies for the 2017 Annual Meeting of Stockholders (the “Annual Meeting”). These officers are Charles R. Morrison and Michael F. Mravle.

What is a proxy statement?

It is a document that Securities and Exchange Commission (“SEC”) regulations require us to give you when we ask you to vote designating Charles R. Morrison and Michael F. Mravle as proxies to vote on your behalf.

What is the difference between a stockholder of record and a stockholder who holds stock in street name?

If your shares are registered in your name with our transfer agent, Computershare Trust Company, N.A., you are a stockholder of record. If your shares are held in the name of your bank, broker or other nominee, your shares are held in street name.

What is the record date and what does it mean?

March 6, 2017 is the record date for the Annual Meeting to be held on May 3, 2017. The record date is established by the board of directors as required by the Delaware General Corporation Law (“Delaware Law”). Owners of record of our common stock at the close of business on the record date are entitled to receive notice of the meeting and vote at the meeting and any adjournments or postponements of the meeting.

How do I vote as a stockholder of record?

As a stockholder of record, you may vote by one of the four methods described below:

By the Internet. Over the Internet at the web address noted in the Notice of Internet Availability of Proxy Materials, proxy materials email or proxy card you receive (if you have access to the Internet, we encourage you to vote in this manner). The Internet voting procedure is designed to verify the voting authority of stockholders. You will be able to vote your shares by the Internet and confirm that your vote has been properly recorded.

By Telephone. By telephone through the number noted in the proxy card you receive (if you request and receive a proxy card). The telephone voting procedure is designed to verify the voting authority of stockholders. The procedure allows you to vote your shares and to confirm that your vote has been properly recorded.

By Mail. You may sign and date your proxy card (if you request and receive a proxy card) and mail it in the prepaid and addressed envelope enclosed therewith.

In Person. You may vote in person at the annual meeting.

Please follow the directions in the Notice of Internet Availability of Proxy Materials, proxy materials email or proxy card you received carefully.

How do I vote as a street name stockholder?

If your shares are held in “street name” through a bank, broker or other nominee, you should receive information from the bank, broker or other nominee about your specific voting options. If you have questions about voting your shares, you should contact your bank, broker or other nominee. The availability of telephone and Internet voting depends on the voting processes of your bank, broker or other nominee.

If you wish to vote in person at the annual meeting, you will need to bring a legal proxy to the meeting. You must request a legal proxy through your bank, broker or other nominee. Please note that if you request a legal proxy, any previously executed proxy will be revoked and your vote will not be counted unless you appear at the meeting and vote in person, or legally appoint another proxy to vote on your behalf.

What if I sign and return a proxy card, but do not provide voting instructions?

Proxies that are properly executed and delivered, and not revoked, will be voted as specified on the proxy card. If no direction is specified on the proxy card, the proxy will be voted as follows:

•	for the election of the two nominees for director described in this Proxy Statement; and

•	for ratification of the appointment of our independent registered public accounting firm for fiscal year 2017.

What if I change my mind after I return my proxy?

You may revoke your proxy and change your vote at any time before the polls close at the Annual Meeting. You may do this by:

•	voting again by the Internet or by telephone, if available, prior to 11:59 p.m. Eastern Time, on May 2, 2017;

•	giving written notice to our Corporate Secretary that you wish to revoke your proxy and change your vote; or

•	voting in person at the annual meeting.

What is a quorum?

The presence of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting, present in person or represented by proxy, is necessary to constitute a quorum. The inspector of elections appointed for the meeting will tabulate votes cast by proxy and in person at the meeting and determine the presence of a quorum.

Will my shares be voted if I do not vote by the Internet, vote by telephone, sign and return a proxy card, or attend the Annual Meeting and vote in person?

If you are a stockholder of record and you do not vote by the Internet, vote by telephone, sign and return a proxy card or attend the Annual Meeting and vote in person, your shares will not be voted and will not count in deciding the matters presented for stockholder consideration in this proxy statement.

If your shares are held in “street name” through a bank, broker or other nominee and you do not provide voting instructions before the Annual Meeting, your bank, broker or other nominee may vote your shares on your behalf under certain circumstances. Brokerage firms have the authority under certain rules to vote shares for which their customers do not provide voting instructions on “routine” matters.

The ratification of the appointment of our independent registered public accounting firm is considered a “routine” matter under these rules. Therefore, brokerage firms are allowed to vote their customers’ shares on this matter if the customers do not provide voting instructions. If your brokerage firm votes your shares on this matter because you do not provide voting instructions, your shares will be counted for purposes of establishing a quorum to conduct business at the meeting and in determining the number of shares voted for or against the routine matter.

When a matter is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that matter, the brokerage firm cannot vote the shares on that matter. This is called a “broker non-vote.” Only the ratification of the appointment of our independent registered public accounting firm is considered a “routine” matter for this Proxy Statement. The election of director nominees is not considered a routine matter. Because the election of director nominees is not considered a “routine” matter for stockholder consideration, the brokers will not have discretionary authority to vote your shares with respect to such matter and if you do not instruct your bank or broker how to vote your shares, no votes will be cast on your behalf with respect to such matter.

We encourage you to provide instructions to your brokerage firm by voting your proxy. This action ensures your shares will be voted at the meeting in accordance with your wishes.

How may I vote for each proposal?

For Proposal 1—Election of Directors, you may vote for all nominees, withhold from all nominees or withhold from individual nominees.

For Proposal 2—Ratification of the Appointment of our Independent Registered Public Accountants, you may vote for, against or abstain from voting.

How are votes tabulated?

According to our By-Laws, each of the proposed items will be determined as follows:

Proposal 1—Election of Directors: The election of directors will be determined by a plurality of votes cast. If you do not vote on such proposal or cast a withhold vote, it will have no effect on such proposal.

Proposal 2—Ratification of the Appointment of our Independent Registered Public Accountants: The ratification of the appointment of our independent registered public accountants will be determined by a majority of votes cast affirmatively or negatively. If you abstain from voting on such proposal or your broker is unable to vote your shares, it will have the same effect as a vote against such proposal.

Any other matters: The voting results of any other matters are determined by a majority of votes cast affirmatively or negatively, except as may otherwise be required by law.

No cumulative voting rights are authorized, and dissenters’ rights are not applicable to the matters being voted upon.

How are proxies solicited and what is the cost?

We will bear all expenses incurred in connection with the solicitation of proxies. We may reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to beneficial owners of common stock. Our directors, officers and employees may solicit proxies by mail, telephone and personal contact. They will not receive any additional compensation for these activities.

Where can I find the voting results of the Annual Meeting?

We expect to announce preliminary voting results at the Annual Meeting. We will publish the final results in a current report on Form 8-K within four business days of the Annual Meeting. We will file that report with the SEC, and you can get a copy from:

•	our website at www.wingstop.com by clicking on the Investor Relations link, followed by the Financials link,

•	the SEC’s website at www.sec.gov,

•	the SEC at 1 (800) SEC-0330, or

•	our Corporate Secretary at 5501 LBJ Freeway, 5th Floor, Dallas, Texas 75240.

How can I obtain a copy of the 2016 Annual Report to Stockholders and the Annual Report on Form 10-K for the year ended December 31, 2016?

Our 2016 Annual Report to Stockholders which includes our Annual Report on Form 10-K for the year ended December 31, 2016, is available at www.proxypush.com/WING. If you receive the printed proxy materials, the Annual Report is included with the proxy materials. However, the Annual Report forms no part of the material for the solicitation of proxies.

This report may also be accessed through our website at www.wingstop.com by clicking on the Investor Relations link, followed by the Financials link. In addition, our Annual Report on Form 10-K for the year ended December 31, 2016, is available from the SEC’s website at www.sec.gov. At the written request of any stockholder who owns common stock as of the close of business on the record date, we will provide, without charge, paper copies of our Annual Report on Form 10-K, including the financial statements and financial statement schedule, as filed with the SEC, except exhibits thereto. If requested by eligible stockholders, we will provide copies of the exhibits for a reasonable fee. You can request copies of our Annual Report on Form 10-K by mailing a written request to:

5501 LBJ Freeway, 5th Floor,

Dallas, Texas 75240

Attention: Corporate Secretary

How do I obtain directions to attend the Annual Meeting and vote in person?

Directions to the Annual Meeting are located at www.wingstop.com.

PROPOSAL 1—ELECTION OF DIRECTORS

Currently, our Board of Directors consists of six directors in three classes, with two directors in Class I, two directors in Class II and two directors in Class III.

The three director classes will serve as follows:

•	Class II, whose initial term will expire at the Annual Meeting;

•	Class III, whose initial term will expire at the annual meeting of stockholders to be held in 2018; and

•	Class I, whose term will expire at the annual meeting of stockholders to be held in 2019.

The terms of Lynn Crump-Caine and Wesley S. McDonald, each a Class II director, expire at the Annual Meeting. Upon the recommendation of our Nominating and Corporate Governance Committee, Ms. Crump-Caine and Mr. McDonald have been nominated for re-election at the Annual Meeting. If elected, Ms. Crump-Caine and Mr. McDonald will hold office for a three-year term until the annual meeting of stockholders to be held in 2020.

In addition, at the annual meeting of stockholders to be held in 2018, the Class III directors will be elected for a three-year term expiring at the annual meeting of stockholders to be held in 2021. Messrs. Madati and Morrison are our current Class III directors. At the annual meeting of stockholders to be held in 2019, the Class I directors will be elected for a three-year term expiring at the annual meeting of stockholders to be held in 2022. Messrs. Feltenstein and Hislop are our current Class I directors.

The persons named in the accompanying proxy, or their substitutes, will vote for the election of the two nominees listed hereafter, except to the extent authority to vote for any or all of the nominees is withheld. No proposed nominee is being elected pursuant to any arrangement or understanding between the nominee and any other person or persons. All nominees have consented to stand for election at this meeting. If either of the nominees becomes unable or unwilling to serve, the persons named as proxies in the accompanying proxy, or their substitutes, shall have full discretion and authority to vote or refrain from voting for any substitute nominees in accordance with their judgment. We do not know of any nominee of the board of directors who would be unable to serve as a director if elected. Directors will be elected by a plurality of the votes cast at the Annual Meeting.

Both of the director nominees listed below are currently directors of the Company. The following is a brief summary of each director nominee’s business experience and qualifications and other public company directorships held currently or in the last five years.

Director Nominees for Terms Expiring at the 2020 Annual Meeting

Lynn Crump-Caine is our Lead Independent Director and has been a member of our board of directors since January 2017. Lynn is the founder and Chief Executive Officer of OutsideIn Consulting, an organizational performance and strategy development consulting firm. Lynn previously served as Executive Vice President of the Worldwide Operations for McDonald’s until 2004, where her responsibility also included global supply chain, real estate development and innovation worldwide. She previously held numerous executive level positions including Executive Vice President U.S., Restaurant Systems and Operations. Ms. Crump-Caine brings substantial public-company governance experience with her current directorship at G&K Services, and her former directorship at Krispy Kreme Doughnuts, Inc., where she chaired the Compensation Committee.

Lynn’s far-reaching operational experience, including in various senior positions with McDonald’s Corporation, provides her with valuable and relevant experience in understanding of complex operating systems, training and brand development, as well as extensive industry knowledge. In addition, the public-company board service provides her with the experience, qualifications and skills to serve as a director.

Wesley S. McDonald has been a member of our board of directors since May 2016. Wesley has served as Chief Financial Officer of Kohl’s Corporation since 2003, where he oversees financial planning and analysis, investor relations, financial reporting, accounting operations, tax, treasury, non-merchandise purchasing, credit and capital investment. He was promoted to Senior Executive Vice President, Chief Financial Officer in 2010 and to the principal officer position of Chief Financial Officer in 2015. Prior to joining Kohl’s, Mr. McDonald served as Chief Financial Officer and Vice President of Abercrombie & Fitch Co. Earlier in his career, he held several positions of increasing responsibility at Target Corporation.

Wes’s experience as a chief financial officer and in other senior executive leadership roles working with publicly traded consumer products companies, and knowledge of complex financial matters provide him with valuable and relevant experience in corporate administration, strategic planning, corporate finance, financial reporting, mergers and acquisitions and leadership of complex organizations, and provides him with the qualifications and skills to serve as a director.

The board of directors recommends that you vote FOR the two director nominees.

Continuing Directors with Terms Expiring at the 2018 or 2019 Annual Meetings

The directors listed below will continue in office for the remainder of their terms in accordance with our By-Laws.

Charles R. Morrison has served as our President and Chief Executive Officer since June 2012, as our Chairman since March 2017, and a member of our board of directors, since September 2012. Prior to joining Wingstop, Charlie was Chief Executive Officer of Rave Restaurant Group, a publicly traded international pizza chain, from January 2007 to June 2012. Charlie has also held multiple senior leadership positions during his more than 20 years of restaurant experience, including serving as President of Steak & Ale and The Tavern Restaurants for Metromedia Restaurant Group, as well as various management positions at Kinko’s, Boston Market and Pizza Hut.

As a result of Charlie’s extensive experience in the restaurant industry, including as a chief executive officer of a publicly traded restaurant company, and his service as our Chief Executive Officer, Charlie brings to the board, among other skills and qualifications, his significant knowledge and understanding of the industry and our business and his extensive operating experience.

Kilandigalu (Kay) M. Madati has been a member of our board of directors since March 2017. Kay currently serves as Executive Vice President and Chief Digital Officer of BET Networks, a subsidiary of Viacom, Inc., that operates the leading cable channel targeting young African-American audiences since 2014. Prior to that, Kay was Head, Entertainment & Media, Global Marketing Solutions for Facebook, an online social media and social networking service, since 2011. Prior to that, Kay was Vice President, Audience Experience & Engagement, at CNN Worldwide, a television news channel, since 2008. Prior to that, Kay served in various leadership roles with Community Connect, a social-networking company, Octagon Worldwide, a leader in sports entertainment marketing, and BMW of North America, a worldwide automaker.

Kay’s experience as a chief digital officer and in other senior executive leadership roles working with media companies across a broad spectrum of industries, and knowledge of complex marketing and audience engagement matters provide him with valuable and relevant experience in digital media, strategic planning, marketing and leadership of complex organizations, and provides him with the qualifications and skills to serve as a director.

Sidney J. Feltenstein has been a member of our board of directors since July 2010. Sid has had a successful career as a corporate executive and entrepreneur, including as the Chief Executive Officer of Yorkshire Global Restaurants, Inc., a company formed under his leadership through the acquisitions of A&W and Long John

Silver, until YUM! Brands purchased the company in 2002. Sid also served as Executive Vice President of Worldwide Marketing for Burger King and spent 19 years at Dunkin’ Donuts in both operations and marketing positions, most recently as its Chief Marketing Officer. Sid is a past chairman of the International Franchise Association (IFA) and a former chairman of the IFA Educational Foundation. He is also a member of the IFA Hall of Fame and a past recipient of the IFA’s Entrepreneur of the Year Award. Sid also serves on the board of directors of Tutor Perini Corporation.

Sid’s experience as a chief executive officer and senior marketing executive officer in the restaurant industry and vast knowledge of franchise operations provide him with valuable and relevant experience in brand management, consumer strategy, advertising and leadership of complex organizations, as well as extensive industry knowledge, and provides him with the qualifications and skills to serve as a director.

Michael J. Hislop has been a member of our board of directors since October 2011. Mike currently serves as Chairman of Corner Bakery, a national bakery-cafe chain and previously served as Chief Executive Officer from February 2006 until October 2015. In addition, Mike has been the Chairman of Il Fornaio since 2015, was Chairman and Chief Executive Officer of Il Fornaio from 2001 to October 2015 and, prior to that, served as President and Chief Operating Officer of Il Fornaio since 1995. Prior to Il Fornaio, Mike was Chairman and Chief Executive Officer for Chevys Mexican Restaurants, where he built the company’s infrastructure in preparation for taking it public. He has also served in a number of operating positions at El Torito Mexican Restaurants and T.G.I. Friday’s. In 2010, Mike was recognized by the International Foodservice Manufacturers Association with the Silver Plate award, which pays tribute to the most outstanding and innovative talents in foodservice operations, and in 2013, he received Nation’s Restaurant News’ Golden Chain Award, an honor bestowed on those representing the very best that the restaurant industry has to offer.

Mike’s experience as a chief executive officer and chief operating officer in the restaurant industry and vast knowledge of franchise operations provide him with valuable and relevant experience in operations, brand management, consumer strategy and leadership of complex organizations, as well as extensive industry knowledge, and provides him with the qualifications and skills to serve as a director.

CORPORATE GOVERNANCE

Board Composition and Director Independence

Our amended and restated bylaws provide that our board of directors shall consist of such number of directors as determined from time to time by resolution adopted by a majority of the total number of directors then in office. Our board of directors currently consists of six members, Lynn Crump-Caine, Sidney J. Feltenstein, Michael J. Hislop, Kay M. Madati, Wesley S. McDonald and Charles R. Morrison. Our amended and restated certificate of incorporation provides that our board of directors is divided into three classes, with each director serving a three-year term. Following their initial terms, each class of directors will be elected for a three-year term. Our directors may be removed only by the affirmative vote of at least 66  2⁄3% of our then outstanding common stock and only for cause.

We follow the director independence standards set forth in The Nasdaq Stock Market, or Nasdaq, corporate governance standards and the federal securities laws.

The board of directors reviewed and analyzed the independence of each director. The purpose of the review was to determine whether any particular relationships or transactions involving directors or their affiliates or immediate family members were inconsistent with a determination that the director is independent for purposes of serving on the board of directors and its committees. During this review, the board of directors examined whether there were any transactions and/or relationships between directors or their affiliates or immediate family members and the Company and the substance of any such transactions or relationships.

As a result of this review, the board of directors affirmatively determined that Ms. Crump-Caine and Messrs. Feltenstein, Hislop, Madati and McDonald are “independent” for purposes of serving on the board of directors and meet the requirements set forth in Nasdaq corporate governance standards.

Board Leadership Structure

The board of directors is led by the Chairman, and the board of directors also has a Lead Independent Director. The Company’s bylaws provide that the board of directors appoints the Chairman to preside at all meetings of the board of directors and stockholders and perform such other duties and exercise such powers as by the Company’s bylaws or the board of directors may prescribe. The Company’s bylaws and Corporate Governance Guidelines each provide that the Chairman may also hold the position of Chief Executive Officer. The board of directors selects its Chairman and the Company’s Chief Executive Officer in the manner it considers to be in the best interests of the Company. In accordance with the Company’s Corporate Governance Guidelines, the board of directors considers from time to time whether it is in the best interests of the Company to have the same person occupy the offices of Chairman and Chief Executive Officer, using its business judgment after considering all relevant circumstances.

Charles R. Morrison has served as our President and Chief Executive Officer since June 2012 and as Chairman of the Board since March 2017. The board of directors currently has combined the positions of Chairman and Chief Executive Officer. It believes, at this time, that this structure is appropriate and in the best interests of the Company and its shareholders. Specifically, the board of directors acknowledges that Mr. Morrison has significant experience managing the Company’s business operations and the board of directors wants to preserve this continuity. Although the board of directors believes that this current leadership structure is appropriate at this time, the board of directors believes that there is no specific leadership structure that applies to all companies, nor is there one specific leadership structure that permanently suits the Company. As a result, the decision as to whether to combine or separate the positions of Chairman and Chief Executive Officer may vary from time to time, as conditions and circumstances warrant.

The Company’s Corporate Governance Guidelines also provide that, in the event the Chief Executive Officer of the Company also serves as Chairman of the board of directors, the Company will appoint a Lead Independent Director, who will preside over each executive session of the non-management directors. The Lead

Independent Director also assists the Chairman and the remainder of the board of directors in assuring effective governance in overseeing the direction and management of the Company. The board of directors believes that the Lead Independent Director serves an important corporate governance function by providing separate leadership for the non-management directors.

Lynn Crump-Caine has served as Lead Independent Director since March 2017. Pursuant to the Company’s Corporate Governance Guidelines, the non-management directors meet in executive session at least twice each year without any non-independent directors or members of management being present. Ms. Crump-Caine presides at these meetings of our non-management directors and provides significant outside perspective and leadership. In 2016, the non-management directors met in executive sessions at each regularly scheduled meeting of the board of directors without any members of management being present.

Succession Planning

The board leadership structure described above was the result of substantial succession planning efforts. Our board has worked to recruit highly qualified directors and establish a board structure that meets the needs of the Company and its stockholders. Both Ms. Crump-Caine and Mr. Madati, described above, joined the board this year. As a result of the succession planning efforts and as discussed above, the board is now comprised entirely of independent members, with the exception of Mr. Morrison who serves as President, Chief Executive Officer and Chairman. The restructuring of the Board included resignations from Neal Aronson, Steve Romaniello, and Erik Morris, each affiliated with Roark Capital. The board wishes to thank Messrs. Aronson, Morris and Romaniello for their leadership, dedication and service to the Company. They resigned from the board effective March 13, 2017.

Board Committees and Membership

Our board of directors has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each committee reports to the board of directors as they deem appropriate, and as the board may request. The composition, duties and responsibilities of these committees are described below. The table below sets forth the current membership of each of the committees:

Director	Audit	Compensation	Nominating and Corporate Governance
Charles R. Morrison	—	—	—
Lynn Crump-Caine	—	Chair	—
Sidney J. Feltenstein	X	X	—
Michael J. Hislop	X	X	Chair
Kay M. Madati	—	—	X
Wesley S. McDonald	Chair	—	X

Audit Committee

The Audit Committee is responsible for, among other matters: (i) the integrity of our financial statements; (ii) our internal financial reporting and compliance with our financial, accounting and disclosure controls and procedures; (iii) the qualifications, engagement, compensation, independence and performance of our independent registered public accounting firm; (iv) our independent registered public accounting firm’s annual audit of our financial statements and approving all audit and permissible non-audit services; (v) the performance of our internal audit function; (vi) our legal and regulatory compliance; and (vii) the approval of related party transactions.

Our board of directors has affirmatively determined that Messrs. McDonald, Feltenstein and Hislop meet the definition of “independent director” for purposes of serving on an Audit Committee under applicable SEC and Nasdaq rules. In addition, Mr. McDonald qualifies as an “audit committee financial expert,” as such term is defined in Item 401(h) of Regulation S-K.

Our board of directors has adopted a written charter for the Audit Committee. The Audit Committee held four meetings during the 2016 fiscal year.

Compensation Committee

The Compensation Committee is responsible for, among other matters: (i) set the overall compensation philosophy, strategy and policies for our executive officers and directors; (ii) review and approve corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other key employees and evaluate performance in light of those goals and objectives; (iii) review and determine the compensation of our directors, Chief Executive Officer and other executive officers; (iv) make recommendations to the board of directors with respect to our incentive and equity-based compensation plans; and (v) review and approve employment agreements and other similar arrangements between us and our executive officers.

Our board of directors has affirmatively determined that Ms. Crump-Caine and Messrs. Feltenstein and Hislop meet the definition of an “independent director” for purposes of serving on a compensation committee under applicable SEC and Nasdaq rules.

Our board of directors has adopted a written charter for the Compensation Committee. The Compensation Committee held six meetings during the 2016 fiscal year.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is responsible for, among other matters: (i) recommend to the board of directors for approval the qualifications, qualities, skills and expertise required for board of directors membership; (ii) identify potential members of the board of directors consistent with the criteria approved by our board of directors and select and recommend to the board of directors the director nominees for election at annual meetings of stockholders or to otherwise fill vacancies; (iii) evaluate and make recommendations regarding the structure, membership and governance of the committees of the board of directors; (iv) develop and make recommendations to the board of directors with regard to our corporate governance policies and principles, including development of a set of corporate governance guidelines and principles applicable to us; and (v) oversee the annual review of the board of directors’ performance.

Our board of directors has affirmatively determined that Messrs. Hislop, Madati and McDonald meet the definition of an “independent director” for purposes of serving on a nominating and corporate governance committee under applicable SEC and Nasdaq rules.

Our board of directors has adopted a written charter for the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee held five meetings during the 2016 fiscal year.

Risk Oversight

Our board of directors is responsible for overseeing our risk management. The board focuses on our general risk management strategy and the most significant risks facing us, and ensures that appropriate risk mitigation strategies are implemented by management. Our management is responsible for day-to-day risk management, including identifying, evaluating, and addressing potential risks that may exist at the enterprise, strategic, financial, operational, compliance and reporting levels. Management keeps the Board apprised of particular risk management matters in connection with its general oversight and approval of corporate matters and significant transactions. In addition to the broad risk-oversight functions performed by the Board as a whole, the Board has tasked certain of its committees with responsibility for evaluating risks associated with specific elements of the Company’s business, operations or governance, or with evaluating management’s assessments of these risks. Each committee regularly reports to the full Board, among other things, important risk-management matters considered by that committee.

Audit Committee

Our board has delegated to the Audit Committee primary responsibility with respect to risk assessment and risk management and the appropriate disclosure of risk factors in the Company’s public filings. Pursuant to its charter, the Audit Committee discusses with management and the Company’s independent auditor the Company’s policies with respect to risk assessment and risk management, the Company’s significant financial risk exposures and the actions management has taken to limit, monitor or control such exposures.

Compensation Committee

The Compensation Committee is responsible for overseeing the management of risks related to the Company’s compensation policies and practices and for overseeing the evaluation of the Company’s executive management. The Compensation Committee accomplishes this duty by assessing the risks associated with each of the compensation plans used by the Company, including not only those plans applicable to executive officers, but also plans applicable to other employees. The Compensation Committee also receives advice from Frederic W. Cook & Co., its independent compensation consultant, regarding compensation-based risk issues.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee manages risks associated with the independence of the Board of Directors and potential conflicts of interest. It also oversees the annual self-evaluation of the Board and its committees.

Committee Charters and Corporate Governance Guidelines

The charters of each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee and our Corporate Governance Guidelines may be accessed on our website at www.wingstop.com by clicking on the Investor Relations link, followed by the Corporate Governance link, and are available in print upon request from our Corporate Secretary.

Codes of Business Conduct and Ethics

We have a Code of Business Conduct and Ethics, which is applicable to all directors and employees, including our executive and financial officers. The Code of Business Conduct and Ethics is available on our website at www.wingstop.com by clicking on the Investor Relations link, followed by the Corporate Governance link, and is available in print upon request from our Corporate Secretary. Any amendments to, or waivers of, the Code of Business Conduct and Ethics with respect to one executive officers or directors will be disclosed on our website promptly following the date of such amendment or waiver.

Selection of Director Nominees

General Criteria and Process

It is the Nominating and Corporate Governance Committee’s responsibility to review and recommend to the board of directors nominees for director and to identify one or more candidates to fill any vacancies that may occur on the board of directors. As expressed in our Corporate Governance Guidelines, we do not set specific criteria for directors, but the Company seeks to align board composition with the Company’s strategic direction so that the board members bring skills, experience and backgrounds that are relevant to the key strategic and operational issues that they will oversee and approve. Directors are selected for their integrity, character, independent judgment, breadth of experience, insight, knowledge and business acumen. Leadership skills and executive experience, expertise in retail or restaurants, franchise knowledge, familiarity with issues affecting global businesses, financial and accounting knowledge, prior experience in the Company’s geographic markets, expertise in capital markets, strategic planning and marketing expertise, among others, may also be among the relevant selection criteria. In addition, the Company strives to maintain a board of directors that reflects a diversity of experience and personal backgrounds. These criteria will vary over time depending on the needs of the board of directors. Accordingly, the board of directors may adopt new criteria and amend or abandon existing criteria as and when it determines such action to be appropriate.

Under its charter, the Nominating and Corporate Governance Committee is responsible for determining criteria and qualifications for board nominees to be used in reviewing and selecting director candidates, including those described in the Corporate Governance Guidelines.

For each of the nominees to the board of directors, the biographies included in this Proxy Statement highlight the experiences and qualifications that were among the most important to the Nominating and Corporate Governance Committee in concluding that the nominee should serve as a director. The Nominating and Corporate Governance Committee also believes that directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively and should be committed to serve on the board of directors for an extended period of time.

In developing recommendations for new director candidates, the Nominating and Corporate Governance Committee identifies potential individuals whose qualifications and skills reflect those desired by the board of directors, and evaluates and recommends to the board of directors all nominees for board membership as specified in the committee’s charter.

Stockholder Recommendation of Candidates for Director

Stockholders wishing to recommend candidates to be nominated for election to the Company’s board of directors may do so by sending to the attention of the General Counsel at the address provided in this Proxy Statement a statement setting forth the information required by the advance notice provision in the Company’s bylaws. Stockholder recommendations provided to the General Counsel and received in accordance with the advance notice provision in the Company’s bylaws will be considered and evaluated by the Nominating and Corporate Governance Committee in the same manner as candidates recommended from other sources.

For information regarding stockholder nominations of directors and stockholder proposals, please see the “Next Annual Meeting—Stockholder Proposals” section of this Proxy Statement.

Meetings of the Board of Directors

During the fiscal year ended December 31, 2016, the board of directors met eight times. All of our directors attended 100% of the total meetings held by the board of directors and any committee on which the director served during the period of the fiscal year that the director was a member of the board. We expect that each continuing director will attend the annual meeting of stockholders, absent a valid reason.

Executive Sessions of Non-Management Directors

The independent directors meet in executive session, without any non-independent directors or members of management present, at least twice each year. Since the Chairman of the board of directors is not an independent director, our lead independent director presides at such sessions.

Voting Standard for Directors and Director Resignation Policy

In October 2016, the Company received an inquiry from a large institutional shareholder, regarding its voting standard in uncontested director elections. The Company engaged the shareholder in a dialogue, and as a result of those discussions, the Company in December 2016 adopted amendments to our Corporate Governance Guidelines to provide that, effective January 1, 2018, directors who do not receive a majority vote in an uncontested election will tender their resignations to the Board. The Board may accept or reject the resignations in its discretion.

Stock Ownership Guidelines for Directors and Officers

In March 2017, we adopted new stock ownership guidelines that apply to our directors and officers, which provide that each officer must own a multiple of annual base salary in our common stock or qualifying derivatives and each independent director must own a multiple of the annual cash retainer in our common stock or qualifying derivatives. The multiple is (a) 5x for our CEO, (b) 2x for executive vice presidents and senior vice presidents, and (c) 1x for vice presidents. The multiple for independent directors is 4x.

Clawback Policy

We maintain a robust clawback policy for incentive compensation paid to current or former executive officers. Our 2015 Omnibus Equity Incentive Plan authorizes the compensation committee to provide for the forfeiture or recoupment of a participant’s awards in certain situations, such as the termination of the participant’s employment for cause, serious misconduct, breach of noncompetition, confidentiality or other restrictive covenants, or other activity detrimental to our business, reputation or interests. If we are required to prepare an accounting restatement due to our material noncompliance with any financial reporting requirement under the federal securities laws, we may seek to recover from any current or former executive officer any payment in settlement of an award earned or accrued during the three-year period preceding the accounting restatement. The amount to be recovered will be based on the excess of the amount paid under the award over the amount that would have been paid under the award if the financial statements had been correct.

Compensation Committee Interlocks and Insider Participation

The directors serving on the Compensation Committee of the board of directors during the fiscal year ended December 31, 2016 were Steven M. Romaniello (Chairman), Neal K. Aronson, Sidney J. Feltenstein, Michael J. Hislop and Erik O. Morris. None of these individuals is or has at any time during the past year been an officer or employee of ours. During the 2016 fiscal year, none of our executive officers served as a director of any corporation for which any of these individuals served as an executive officer and there were no other Compensation Committee interlocks or relationships with the companies with which these individuals or our other directors are affiliated.

Communications with the Board of Directors

Any interested parties who have concerns that they wish to make known to the Company’s non-management directors, should send any such communication to the board of directors as a group or the non-management directors as a group in care of the Company’s registered office at 5501 LBJ Freeway, 5th Floor, Dallas, Texas 75240 to the attention of the General Counsel or send an email to the board of directors as a group or the non-management directors as a group at a specified email address provided by the Company on our website. The General Counsel shall review all written and emailed correspondence received from stockholders and other interested parties and forward such correspondence periodically to the directors. Advertisements, solicitations for business, requests for employment, requests for contributions or other inappropriate material will not be forwarded to the directors.

Director Compensation

The following table sets forth information concerning the fiscal year 2016 compensation of our non-employee directors that served during any part of 2016:

Name	Fees earned or paid in cash ($)(1)	Stock / option awards ($)(2)	Total ($)
Neal K. Aronson(3)	—	—	—
Sidney J. Feltenstein	52,500	50,000	102,500
Michael J. Hislop	53,125	50,000	103,125
Wesley S. McDonald	33,750	50,000	83,750
Lawrence P. Molloy(4)	—	—	—
Erik O. Morris(5)	—	—	—
Steven M. Romaniello(6)	—	—	—

(1)	We paid our non-employee directors that were not affiliates of Roark a pro-rated annual retainer of $50,000. Non-independent directors, including those associated with Roark, do not receive any compensation for services as directors.
(2)	On May 18, 2016, each independent director serving on the board at such time received a grant of 1,954 shares of restricted stock with a grant date fair value of $50,000 that will vest on May 18, 2017. At December 31, 2016, the following non-employee directors held stock options as follows: Mr. Feltenstein—no vested stock options and no unvested stock options and Mr. Hislop—14,534 vested stock options and no unvested stock options.
(3)	Mr. Aronson resigned as a director effective March 13, 2017.
(4)	Mr. Molloy resigned as a director effective March 15, 2016.
(5)	Mr. Morris resigned as a director effective March 13, 2017.
(6)	Mr. Romaniello resigned as a director effective March 13, 2017.

We have entered into change-in-control bonus award agreements with Mr. Feltenstein and Mr. Hislop. Under these agreements, cash bonuses are payable to each of Mr. Feltenstein and Mr. Hislop upon the consummation of a change-in-control so long as either remains a director. The cash bonus calculation for each participant differs and is determined by multiplying the participant’s covered securities by an amount designated in each agreement. Further, no cash bonus is payable if the per share consideration paid for our common stock in the change-in-control transaction is equal to or less than an amount specified in each agreement. The maximum potential payments to Mr. Feltenstein and Mr. Hislop under these agreements are $58,000 and $32,800, respectively.

The board of directors has established a Director Compensation Program, which includes the following:

•	an annual cash retainer of $50,000, payable in quarterly installments of $12,500; and

•	an annual equity award of $50,000 in the form of restricted stock having a three-year vesting period.

The Director Compensation Program also provides for additional cash retainers for committee members, consisting of a $15,000 annual retainer for the Audit Committee chairperson, a $10,000 annual retainer for the Compensation Committee chairperson, a $5,000 annual retainer for the Nominating and Corporate Governance Committee chairperson and a $2,500 annual retainer per committee for each member of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee other than the chairperson. The Company will reimburse directors of all reasonable out-of-pocket expenses incurred in connection with the performance of their duties as directors, including travel expenses in connection with Board and committee meetings.

BENEFICIAL OWNERSHIP OF THE COMPANY’S SECURITIES

The following table sets forth information concerning beneficial ownership of our common stock as of March 15, 2017, unless otherwise indicated, by each of the directors and nominees for director, by each of the named executive officers, and by all directors and executive officers as a group.

Name	Shares of Common Stock Beneficially Owned (1)	Number of Exercisable Options (2)	Percent of Shares Outstanding (3)
Charles R. Morrison	130,774	199,825	1.15%
Michael F. Mravle	10,000	65,400	*
Larry D. Kruger	—	10,526	*
Lynn Crump-Caine	—	—	*
Sidney J. Feltenstein	54,500	—	*
Michael J. Hislop	21,800	14,534	*
Wesley S. McDonald	—	—	*
Kay M. Madati	—	—	*
All current executive officers and directors as a group (8 persons)	217,074	290,285	1.76%

*	Represents beneficial ownership of less than one percent (1%) of our outstanding common stock.
(1)	Shares shown in the table above include shares held in the beneficial owner’s name or jointly with others, or in the name of a bank, nominee or trustee for the beneficial owner’s account.
(2)	Includes options that are exercisable or will become exercisable within 60 days of March 15, 2017.
(3)	Based on aggregate of 28,864,620 shares of Wingstop common stock issued and outstanding as of March 6, 2017.

Section 16(a) Beneficial Ownership Reporting Compliance

Directors, officers and persons who beneficially own more than 10% of our common stock are required by Section 16(a) of the Exchange Act to file reports of ownership and changes in ownership of our common stock with the SEC, the Nasdaq, and us. To the Company’s knowledge, all filings were timely during fiscal year 2016.

Certain Relationships and Related Party Transactions

Management Agreement

Until our IPO in June 2015, we were party to an amended and restated management advisory and consulting services agreement, dated December 15, 2011, or the management agreement, with Roark Capital Management, pursuant to which Roark Capital Management provided management consulting services to us and received specified consideration for such services. The management consulting services generally consisted of advice concerning management, finance, marketing, strategic planning and such other services requested from time to time by our board of directors. The management agreement also included customary exculpation and indemnification provisions in favor of Roark Capital Management. The management agreement terminated at the time of our initial public offering. Under the terms of the management agreement, Roark Capital Management received an aggregate termination fee payment from us of $3.3 million upon the consummation of our initial public offering. In addition to this termination fee, we paid an aggregate of $0.2 million for management consulting services in fiscal 2015. Following the termination of the management agreement, no additional fees were paid. In fiscal years 2014 and 2013, we paid Roark Capital Management an aggregate of $0.5 million and $0.4 million, respectively, for management consulting services. The management agreement included customary exculpation and indemnification provisions in favor of Roark Capital Management.

Stock Transfer Restriction Agreements

In connection with our initial public offering, we and our principal stockholder, RC II WS, entered into agreements with other stockholders of the company with respect to 2,238,980 shares of our common stock that were not sold in our initial public offering pursuant to which such stockholders agreed, effective as of the closing of our initial public offering and subject to limited exceptions, that, without the prior written consent of us and RC II WS, they will not sell, assign, transfer, pledge, hypothecate, mortgage, encumber or otherwise dispose of:

•	any of their remaining shares following the closing of our initial public offering for a period of six months following the closing of our initial public offering;

•	two-thirds of their remaining shares during the period beginning six months following the closing of our initial public offering and ending on the date that is 12 months following the closing of our initial public offering; and

•	one-third of their remaining shares during the period beginning 12 months following the closing of our initial public offering and ending on the earlier of (x) the date that is 18 months following the closing of our initial public offering and (y) the date that our outstanding shares of common stock held by non-affiliates of us exceeds 50% of the total outstanding shares of common stock.

In addition, pursuant to the terms of agreements that became effective upon the closing of our initial public offering, the shareholders agreement applicable to the respective stockholder terminated and is of no further force and effect.

Shareholder Agreements

We and our principal stockholder, RC II WS, previously entered into shareholder agreements with each of the other stockholders of the company prior to our initial public offering, which set forth certain rights and restrictions with respect to the ownership of shares of our common stock, including:

•	drag-along rights in the event RC II WS proposes to sell any of its shares of our common stock;

•	tag-along rights in the event RC II WS proposes to sell its shares of our common stock in a transaction that would result in RC II WS and its affiliates owning less than 50% of our common stock;

•	restrictions on the transfer of shares of our common stock; and

•	other provisions relating to among other things, non-disparagement.

All of these shareholders agreements terminated upon the closing of our initial public offering pursuant to the terms of the stock transfer restriction agreements described above or pursuant to the terms of individual shareholders agreements.

We and our principal stockholder, RC II WS, also entered into a shareholder agreement with respect to 551,812 shares of our common stock that were not sold in our initial public offering. These shares were sold by the counterparty subsequent to our initial public offering, and our remaining obligations under the agreement terminated.

Registration Rights Agreement

We entered into a registration rights agreement with RC II WS in connection with our initial public offering. The terms of the registration rights agreement include provisions for demand registration rights and piggyback registration rights in favor of RC II WS and piggyback registration rights in favor of certain other stockholders. Our remaining registration obligations to RC II WS under the agreement terminated in connection with RC II WS’s sale of all of its shares of our common stock.

Policies and Procedures With Respect to Related Party Transactions

In accordance with our Policy on Related Party Transactions, our Audit Committee is responsible for reviewing and approving related party transactions. In addition, our Code of Business Conduct and Ethics requires that all of our employees and directors inform the General Counsel of any material transaction or relationship that comes to their attention that could reasonably be expected to create a conflict of interest. Further, at least annually, each director and executive officer will complete a detailed questionnaire that asks questions about any business relationship that may give rise to a conflict of interest and all transactions in which we are involved and in which the executive officer, a director or a related person has a direct or indirect material interest.

PROPOSAL 2—RATIFICATION OF THE APPOINTMENT OF THE

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee appointed Ernst & Young LLP (“E&Y”) to audit our consolidated financial statements for the year ending December 30, 2017 and to prepare a report on this audit. A representative of E&Y will be present at the Annual Meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions by stockholders.

We are asking our stockholders to ratify the appointment of E&Y as our independent registered public accounting firm. Although ratification is not required by our bylaws or otherwise, the board of directors is submitting the selection of E&Y to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm and as a matter of good corporate practice. In the event that our stockholders fail to ratify the appointment, it will be considered as a direction to the board of directors and the Audit Committee to consider the appointment of a different firm. Even if the appointment is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

Information regarding fees paid to E&Y during fiscal year 2016 and fiscal year 2015 is set out below in “Fees Billed by Independent Registered Public Accounting Firm.”

The Board of Directors recommends that you vote FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is responsible for, among other things, reviewing with E&Y, our independent registered public accounting firm for fiscal year 2016, the scope and results of their audit engagement. In connection with the audit for the fiscal year ended December 31, 2016, the Audit Committee has:

•	reviewed and discussed with management the audited financial statements of Wingstop to be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016;

•	discussed with E&Y the matters required by the statement of Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•	received the written disclosures and letter from E&Y required by the applicable requirements of the Public Company Accounting Oversight Board regarding E&Y’s communications with the Audit Committee concerning independence, and has discussed with E&Y their independence.

Management is primarily responsible for Wingstop’s financial reporting process (including its system of internal control) and for the preparation of the consolidated financial statements of Wingstop in accordance with generally accepted accounting principles (GAAP). E&Y is responsible for auditing those financial statements and issuing an opinion on whether the audited financial statements conform with GAAP. The Audit Committee’s responsibility is to monitor and review these processes. It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures. Therefore, the Audit Committee has relied on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of E&Y included in their report to the financial statements of Wingstop.

Based on the review and the discussions described in the preceding bullet points, the Audit Committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

Submitted by the Audit Committee:

Wesley S. McDonald

Sidney J. Feltenstein

Michael J. Hislop

FEES BILLED BY INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table sets forth the aggregate fees billed during the fiscal years ended December 31, 2016 and December 26, 2015:

	Fiscal Year 2016	Fiscal Year 2015
Fees Billed:
Audit Fees	$585,000	$565,000
Audit-Related Fees	2,000	2,000
Tax Fees	—	91,000

Total	$587,000	$658,000

Audit Fees include fees for services rendered for the audit of our annual financial statements and the review of the interim financial statements. Audit fees also include fees associated with the review of filings made with the SEC.

Audit-Related Fees include amounts billed for an annual membership to E&Y’s online accounting research tool.

Tax Fees include amounts billed for the filing of the Company’s 2011, 2012 and 2013 amended tax returns and professional services performed related to the tax deductions associated with costs incurred associated with the Company’s June 2015 initial public offering.

The Audit Committee has established policies and procedures for the approval and pre-approval of audit services and permitted non-audit services. The Audit Committee has the responsibility to engage and terminate our independent registered public accounting firm, to pre-approve the performance of all audit and permitted non-audit services provided to us by our independent registered public accounting firm in accordance with Section 10A of the Exchange Act, and to review with our independent registered public accounting firm their fees and plans for all auditing services. All fees paid to E&Y were pre-approved by the Audit Committee and there were no instances of waiver of approval requirements or guidelines.

The Audit Committee considered the provision of non-audit services by the independent registered public accounting firm and determined that provision of those services was compatible with maintaining auditor independence.

There were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

EXECUTIVE OFFICERS

Executive officers are elected annually by the board of directors and serve at the discretion of the board. Charles R. Morrison serves as a Director and as an executive officer. His business experience is discussed above in “Item 1—Election of Directors—Continuing Directors with Terms Expiring at the 2018 or 2019 Annual Meetings.”

Other executive officers as of the date of this Proxy Statement are:

Michael F. Mravle, 42, has served as our Chief Financial Officer since September 2014. Mike joined Wingstop from Bloomin’ Brands, a large publicly traded casual dining company, where he spent over seven years in various financial roles. He was most recently Group Vice President of Financial Planning and Analysis and U.S. Chief Financial Officer since October 2013. Prior to that, he served as Vice President of Corporate Finance since February 2012 and as Vice President of Finance for Carrabba’s Italian Grill beginning in January 2011. Prior to that, Mike was Vice President of Finance for Fleming’s Prime Steakhouse and Wine Bar from 2009 to 2011. Prior to Bloomin’ Brands, Mike spent over eight years at McDonald’s Corporation. Mike has over 15 years of finance and accounting experience in the restaurant industry.

Stacy Peterson, 41, has served as our Chief Information Officer since August 2014. Stacy joined Wingstop in September 2013 and served as Senior Vice President of Information Technology before becoming Chief Information Officer. Prior to Wingstop, she was Vice President of IT for CB Richard Ellis, a major commercial real estate company, from October 2011 to August 2013 and served as Director of IT from October 2010 to October 2011. Prior to that, she was Director of IT for FedEx Services from August 2009 to September 2010 and Director of IT for FedEx Office from December 2006 to August 2009. With more than 15 years of information technology experience, Stacy has also held management roles at Kinko’s and Blockbuster.

Flynn K. Dekker, 47, has served as our Chief Marketing Officer since February 2014. Prior to joining Wingstop, Flynn was Chief Marketing Officer for Rave Restaurant Group from February 2012 to February 2014. Prior to that, he owned his own upscale restaurant, Horn & Dekker, located in Dallas, Texas, from February 2010 to February 2012 and was also Chief Marketing Officer for Fogo de Chao, a Brazilian steakhouse chain, from March 2008 to February 2010. With more than 20 years of leadership experience, Flynn has also held senior marketing positions with Metromedia Restaurant Group, FedEx Kinko’s, EMI Music Distribution and Blockbuster.

Madison A. Jobe, 62, joined the company as our Chief Development Officer in March 2017. Prior to joining Wingstop, he worked as Chief Operating Officer at Watermill Express, LLC from April 2016 to March 2017. He was CEO/Founder & Principal of Development Strategies International, an advisory and consulting firm, from January 2015 to April 2016. Prior to that he was with Dickey’s Barbecue Restaurants, Inc. as Senior Vice President of International and Non-traditional Development, August 2014 to October 2014 and Vice President of Franchise Development for from April 2014 to August 2014. He held several positions with Pizza Inn Holdings, Inc. (now known as RAVE Restaurant Group, Inc.) from February 2009 through February 2014, including Senior Vice President, Chief Development Officer and Chief Operating Officer.

Larry D. Kruguer, 51, has served as our President of International since June 2015. Prior to joining Wingstop, Larry was at Wendy’s International, where he served as Vice President, International Joint Ventures from October 2014 to June 2015, Vice President, International Business Development and Finance from January 2010 to October 2014 and Vice President, International Marketing from October 2007 to January 2010. Prior to that, he was the President and Managing Partner of Prontowash USA, a global car wash services company, from January 2002 to October 2007. From October 1998 to August 2001, he served as Vice President, Marketing and Strategic Alliances for SportsLine.com, a CBS Sports affiliate. Larry has also held management positions with Alamo-Autonation and American Express.

Darryl R. Marsch, 51, has served as our General Counsel since July 2016. Darryl joined Wingstop from the law firm of Womble Carlyle Sandridge & Rice, LLP, a large business law firm, where he practiced securities, franchise, and corporate law since October 2015. Prior to that, he served as Senior Vice President, General Counsel and Secretary of Krispy Kreme Doughnuts, Inc., a publicly traded franchisor of doughnuts shops in the U.S. and 25 countries internationally, since May 2007. Prior to Krispy Kreme, Darryl spent over eight years as Senior Counsel at R.J. Reynolds and was an associate at Jones Day, a leading international law firm, for seven years. Darryl has over 25 years of legal experience and 10 years of experience in the restaurant industry.

EXECUTIVE COMPENSATION

Introduction

This compensation discussion provides an overview of our executive compensation program, together with a description of the material factors underlying the decisions that resulted in the compensation provided to our chief executive officer and our two other highest paid executive officers during fiscal year 2016 (collectively, the “named executive officers”), as presented in the tables which follow this discussion. This discussion contains statements regarding our performance targets and goals. These targets and goals are disclosed in the limited context of our compensation program and should not be understood to be statements of management’s expectations or estimates of financial results or other guidance. We specifically caution investors not to apply these statements to other contexts.

Summary Compensation Table

The following table sets forth information concerning the total compensation awarded to, earned by or paid to the named executive officers for 2015 and 2016, calculated in accordance with SEC rules and regulations.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Option awards ($)(3)	Non-equity incentive plan compensation ($)(4)	All other compensation ($)(5)	Total ($)
Charles R. Morrison	2016	500,000	—	—	298,712	587,582	1,386,294
President and Chief Executive Officer	2015	442,308	240,000	—	243,269	15,913	941,490
Michael F. Mravle	2016	336,538	—	—	160,845	105,402	602,785
Chief Financial Officer	2015	315,000	100,000	—	138,000	10,952	563,952
Larry D. Kruguer	2016	300,000	—	150,000	143,382	13,820	607,202
President of International	2015	158,077	100,000	560,716	69,554	91,407	979,754

(1)	In June of 2015, Mr. Morrison’s annual salary increased from $375,000 to $500,000. The amount reflected in the “Salary” column represents the actual base salary amounts paid to Mr. Morrison in 2015. Mr. Kruguer joined our company in June 2015. The amounts reflected in the “Salary” columns for Mr. Kruguer in 2015 represents the pro-rated amounts of his annual base salary earned following the commencement of employment.
(2)	In connection with our IPO, we paid Mr. Morrison and Mr. Mravle one time bonuses of $240,000 and $100,000, respectively. In Mr. Kruguer’s employment agreement, we agreed to guarantee Mr. Kruguer a bonus for fiscal year 2015 only.
(3)	Represents the aggregate grant date fair value for option awards granted in 2015 and 2016, computed in accordance with FASB ASC Topic 718. Information about the assumptions used to value these awards can be found in Note 14 to the consolidated financial statements included in this prospectus. See “—Equity Incentive Compensation” for more information about the options granted in 2015 and 2016.
(4)	Represents amounts earned under the 2015 and 2016 Bonus Plan. Mr. Morrison, Mr. Mravle and Mr. Kruguer participated in both of the 2015 Bonus Plan and the 2016 Bonus Plan. See “—Performance-Based Cash Bonus Compensation” for information about the 2015 Bonus Plan and the 2016 Bonus Plan.
(5)	Includes the following: company match under the 401(k) plan; relocation costs to Mr. Mravle and Mr. Kruguer per the terms of their employment agreement; insurance premiums and a cash payment made in connection with our dividend of $2.90 per share declared on June 30, 2016.

	Year	401(k) match ($)	Relocation ($)	Insurance ($)	Dividend Equivalent Payment ($)
Mr. Morrison	2016	15,789	—	1,628	570,166
	2015	13,846	—	2,067	—
Mr. Mravle	2016	9,064	—	1,508	94,830
	2015	8,965	—	1,987	—
Mr. Kruguer	2016	12,000	—	1,820	—
	2015	462	90,000	945	—

Outstanding Equity Awards at Fiscal 2016 Year-End

The following table sets forth information with respect to outstanding option awards and restricted stock awards for each of the named executive officers as of December 31, 2016.

	Option Awards									Stock Awards
Name	Option grant date		Number of securities underlying unexercised options (#) exercisable		Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)		Option expiration date	Stock Award grant date	Number of shares or units of stock that have not yet vested (#)(7)	Market Value of shares or units of stock that have not vested ($)(8)
Charles R. Morrison	8/30/12	(1)	199,825	(1)	—	—	$1.52	(4)	8/30/2022	—	—	—
Michael F. Mravle	9/26/14	(2)	65,400	(2)	49,050	49,050	$5.76	(5)	9/26/2024	—	—	—
Larry D. Kruguer	6/11/15	(3)	10,526	(3)	21,053	21,053	$16.10	(6)	6/11/2025	5/18/16	5,862	173,457

(1)	Mr. Morrison’s option grant for 408,750 shares is divided equally between time vesting and performance vesting options. Of the 204,375 time vesting options, 25% vested on each of December 31, 2013, 2014, 2015 and 2016. Of the performance vesting options, 51,094 options vest upon our achievement of an annual adjusted EBITDA target for each of the years ended December 31, 2013, 2014, 2015 and 2016. In addition, we achieved the adjusted EBITDA target for 2016, and, as a result, all unvested options that were eligible to vest prior to 2016 vested. Vesting is also subject to the executive’s continued employment through each vesting date. We achieved our adjusted EBITDA target (determined for compensation purposes) for the year ended December 31, 2016, and, as a result, 51,094 options vested.
(2)	Mr. Mravle’s option grant for 163,500 shares is divided equally between time vesting and performance vesting options. The 81,750 time vesting options vest 20% per year on September 25, 2015, 2016, 2017, 2018 and 2019. Of the performance vesting options, 16,350 shares vest upon our achievement of an annual adjusted EBITDA target for each of the years ended December 31, 2015, 2016, 2017, 2018 and 2019. In addition, if we meet or achieve the adjusted EBITDA target for 2019, any unvested options that were eligible to vest prior to 2019 but did not will also vest. Vesting is also subject to the executive’s continued employment through each vesting date. We achieved our adjusted EBITDA target (determined for compensation purposes) for the year ended December 31, 2016, and, as a result, 16,350 options vested.
(3)	Mr. Kruguer’s option grant for 52,632 shares is divided equally between time vesting and performance vesting options. Of the 26,316 time vesting options, 40% vest on June 11, 2017, and the remaining 60% vest in three equal installments on June 11, 2018, 2019 and 2020. Of the 26,316 performance vesting options, 40% vest upon our achievement of an annual adjusted EBITDA target for the year ended December 31, 2016 and the remaining 60% vest upon our achievement of an annual adjusted EBITDA target for the years ended December 31, 2017, 2018 and 2019. In addition, if we meet or achieve the adjusted EBITDA target for 2019, any unvested options that were eligible to vest prior to 2019 but did not will also vest. Vesting is also subject to the executive’s continued employment through each vesting date. We achieved our adjusted EBITDA target (determined for compensation purposes) for the year ended December 31, 2016, and, as a result, 10,526 options vested.
(4)	The option exercise price of Mr. Morrison’s grant was originally $3.80 per share. The exercise price was initially reduced to $3.03 to reflect the impact of a dividend paid to our stockholders in December 2012 and further reduced to $1.52 to reflect the impact of a second dividend paid to our stockholders in December 2013.
(5)	The option exercise price of the grant to Mr. Mravle was originally $7.60 per share. The exercise price of each grant was reduced to $5.76 to reflect the impact of a dividend paid to our stockholders in March 2015.
(6)	The option exercise price of the grant to Mr. Kruguer was originally $19.00 per share. The exercise price of each grant was reduced to $16.10 to reflect the impact of a dividend paid to our stockholders in July 2016.

(7)	Mr. Kruger was granted 5,862 shares of restricted stock on May 18, 2016. The shares vest in four equal annual installments on May 18, 2017, 2018, 2019 and 2020.
(8)	The market value is calculated as the product of $29.59 per share, the per share closing price of our common stock on the Nasdaq Stock Market on December 30, 2016, multiplied by the number of shares that have not yet vested.

Potential Payments upon Termination or Change of Control

The employment agreements with each of our named executive officers provide for the payment of certain severance benefits upon termination. In addition, the terms of the stock options granted to the named executive officers under the 2010 Plan include certain vesting rights upon a change of control.

Severance Benefits under the Employment Agreements

We have agreed to pay severance benefits in the event of an executive’s termination by us without cause or, for Mr. Morrison, a termination by the executive for good reason. We also provide severance benefits in the case of death and disability.

Mr. Morrison

On December 22, 2016, the Company entered into a new employment agreement with Mr. Morrison. The agreement provides for severance benefits if Mr. Morrison’s employment is terminated without cause or if he resigns for good reason. In such instance, Mr. Morrison is entitled to (1) any earned but unpaid cash bonus, (2) the continuation of base salary for 24 months following the termination of his employment and (3) continued participation for up to 24 months in employee welfare benefit plans which, by their terms, permit a former employee to participate, subject to his compliance with the non-disclosure of trade secrets, a confidentiality obligation, a 24 month non-compete obligation, a 24 month non-solicitation obligation, a non-disparagement obligation and the execution of a general release of claims. If a change of control of the company occurs, there is no obligation to make severance payments in connection with such change of control unless Mr. Morrison’s employment is terminated without cause or he resigns for good reason within six months prior to or two years following such change of control.

If Mr. Morrison is terminated as a result of a permanent disability, he is entitled to (1) a prorated portion of the annual cash bonus earned for the year of termination (if any) calculated at the end of such year and paid on the same date on which bonuses are paid to other executives of the company, (2) any other amounts earned, accrued or owing but not yet paid, and (3) continued participation in employee welfare benefit plans which, by their terms, permit a former employee to participate. In the event of his death, his estate is entitled to (1) and (2) above as well as any other benefits to which he would be entitled in accordance with the terms of the applicable plans and programs of the company.

If we terminate Mr. Morrison’s employment for cause or he resigns other than for good reason, we will pay (1) his base salary actually earned up to the date of termination and (2) any earned cash bonus from the previous year not yet paid.

Mr. Mravle and Mr. Kruguer

The agreements for Mr. Mravle and Mr. Kruguer provide for severance benefits if the executive’s employment is terminated without cause (as defined in the agreement). In such instance, the executive is entitled to the continuation of base salary for 12 months following the termination of the executive’s employment, subject to the executive’s compliance with the non-disclosure of trade secrets, a confidentiality obligation, a 24 month non-compete obligation, a 24 month non-solicitation obligation, a non-disparagement obligation and the execution of a general release of claims. If a change of control of the company occurs, there is no obligation to make severance payments in connection with such change of control unless the executive’s employment is terminated without cause simultaneously with such change of control.

If the executive is terminated as a result of a permanent disability (as defined in the agreement), he is entitled to any amounts earned, accrued or owing but not yet paid and continued participation in employee welfare benefit plans which, by their terms, permit a former employee to participate. In the event of the executive’s death, his estate is entitled to any amounts earned, accrued or owing but not yet paid as well as any other benefits to which he would be entitled in accordance with the terms of the applicable plans and programs of the company.

If we terminate the executive’s employment for cause, or the executive resigns for any reason, we will pay the executive’s base salary actually earned up to the date of termination.

Accelerated Vesting under Equity Award Agreements

The stock options granted to the named executive officers under the 2010 Plan and 2015 Plan include provisions that accelerate vesting in certain circumstances, including upon a change of control (as defined in the 2010 Plan and the 2015 Plan).

Mr. Mravle

With respect to the performance vesting options held by Mr. Mravle, if (1) a change of control occurs prior to December 31, 2019, (2) we met or exceeded the adjusted EBITDA target for the year prior to the year in which the change of control occurs, and (3) the board determines that we were on track to meet or exceed the adjusted EBITDA target for the year in which the change of control occurs, then any unvested options that were eligible to vest prior to the change of control but did not will vest.

In addition, if (1) a change of control occurs prior to December 31, 2019, (2) during the year preceding the change of control, we achieved the adjusted EBITDA target for a year following the year of the change of control, and (3) the board determines that we are on track to achieve the adjusted EBITDA target for such subsequent year in the year that the change of control occurs, then the unvested options allocated to the year in which the change of control occurs and any subsequent year for which we met such adjusted EBITDA target will vest.

In the case of termination as a result of death or disability, the employment of Mr. Mravle will be deemed to have been terminated on the last day of the year in which the death or disability occurs, and that year will count toward the applicable vesting schedule, subject to the achievement of adjusted EBITDA targets with respect to the performance vesting options.

Mr. Kruguer

With respect to the performance vesting options held by Mr. Kruguer, if (1) a change of control occurs prior to December 31, 2019, (2) we met or exceeded the adjusted EBITDA target for the year prior to the year in which the change of control occurs, and (3) the board determines that we were on track to meet or exceed the adjusted EBITDA target for the year in which the change of control occurs, then any unvested options that were eligible to vest prior to the change of control but did not will vest.

In addition, if (1) a change of control occurs prior to December 31, 2019, (2) during the year preceding the change of control, we achieved the adjusted EBITDA target for a year following the year of the change of control, and (3) the board determines that we are on track to achieve the adjusted EBITDA target for such subsequent year in the year that the change of control occurs, then the unvested options allocated to the year in which the change of control occurs and any subsequent year for which we met such adjusted EBITDA target will vest.

In the case of termination as a result of death or disability, the employment of Mr. Kruguer will be deemed to have been terminated on the last day of the year in which the death or disability occurs, and that year will count toward the applicable vesting schedule, subject to the achievement of adjusted EBITDA targets with respect to the performance vesting options.

NEXT ANNUAL MEETING—STOCKHOLDER PROPOSALS

Rule 14a-8 Proposals for Our 2018 Proxy Statement

Pursuant to Rule 14a-8 under the Exchange Act of 1934, as amended (the “Exchange Act”), a stockholder proposal submitted for inclusion in our proxy statement for the 2018 Annual Meeting must be received by November 23, 2017. However, pursuant to such rule, if the 2018 Annual Meeting is held on a date that is before April 3, 2018 or after June 2, 2018, then a stockholder proposal submitted for inclusion in our proxy statement for the 2018 Annual Meeting must be received by us a reasonable time before we begin to print and mail our proxy statement for the 2018 Annual Meeting.

Stockholder Proposals of Business

Under our bylaws that will be in effect for the 2018 Annual Meeting, a stockholder is eligible to submit a stockholder proposal of business (other than nominations of directors, the procedures for which are described below) at an annual meeting outside the processes of Rule 14a-8 if the stockholder is (1) a stockholder of record at the time of giving notice of such proposal, (2) entitled to vote at the meeting and (3) complies with the notice procedures set forth in our bylaws. Our bylaws provide that the proposal must be a proper matter for stockholder action under Delaware law and the stockholder must provide timely notice of the proposal in writing to our Corporate Secretary. To be timely under our bylaws, our Corporate Secretary must receive advance notice of a proposal for business at the 2018 Annual Meeting between January 3, 2018 and February 2, 2018; provided, however, if and only if the 2018 Annual Meeting is not scheduled to be held between April 3, 2018 and July 12, 2018, such stockholder’s notice must be delivered to our Corporate Secretary not earlier than 120 days prior to the date of the 2018 Annual Meeting and not later than the later of (A) the tenth day following the day of the Public Announcement of the date of the 2018 Annual Meeting or (B) the date which is 90 days prior to the date of the 2018 Annual Meeting. The advance notice of the proposal must contain certain information specified in our By-laws, including information concerning the proposal and the stockholder proponent. The foregoing description is only a summary of the requirements of our By-laws. Stockholders intending to submit a proposal of business at the 2018 Annual Meeting outside the processes of Rule 14a-8 must comply with the provisions specified in our bylaws, as amended and restated and adopted as of June 11, 2015, which were filed with the SEC as an exhibit to our Registration Statement on Form S-1 on June 2, 2015.

Stockholder Nominations of Directors

Stockholders may nominate directors for election without consideration by the Nominating and Corporate Governance Committee by complying with the eligibility, advance notice and other provisions of our bylaws. Under our bylaws that will be in effect for the 2018 Annual Meeting, a stockholder is eligible to submit a stockholder nomination of directors at an annual meeting if the stockholder is (1) a stockholder of record at the time of giving notice of such proposal, on the record date for the annual meeting and at the time of the annual meeting (2) entitled to vote at the meeting and (3) complies with the notice procedures set forth in our bylaws. The stockholder must provide timely notice of the nomination in writing to our Corporate Secretary. To be timely under our bylaws, our Corporate Secretary must receive advance notice of a nomination for election of a director at the 2018 Annual Meeting between January 3, 2018 and February 2, 2018; provided, however, if and only if the 2018 Annual Meeting is not scheduled to be held between April 3, 2018 and July 12, 2018, such stockholder’s notice must be delivered to our Corporate Secretary not earlier than 120 days prior to the date of the 2018 Annual Meeting and not later than the later of (C) the tenth day following the day of the Public Announcement of the date of the 2018 Annual Meeting or (D) the date which is 90 days prior to the date of the 2018 Annual Meeting. The advance notice of the nomination must contain certain information specified in our bylaws, including information concerning the nominee and the stockholder proponent, and the stockholder must update and supplement that information as of, and within ten days of, the record date for the 2018 Annual Meeting. The foregoing description is only a summary of the requirements of our bylaws. Stockholders intending to submit a nomination for the 2018 Annual Meeting must comply with the provisions specified in our bylaws, as amended and restated and adopted as of June 11, 2015, which were filed with the SEC as an exhibit to our Registration Statement on Form S-1 on June 2, 2015.

Contact Information

Stockholder proposals or nominations should be sent to:

5501 LBJ Freeway, 5th Floor

Dallas, Texas 75240

Attention: Corporate Secretary

OTHER MATTERS

Other Business

We know of no other business to be transacted, but if any other matters do come before the meeting, the persons named as proxies in the accompanying proxy, or their substitutes, will vote or act with respect to them in accordance with their best judgment.

By order of the Board of Directors,

Darryl R. Marsch
Senior Vice President, General Counsel and Secretary

ANNUAL MEETING OF WINGSTOP INC.

Date:	May 3, 2017
Time:	10:00 A.M. (Central Time)
Place:	Wingstop Inc., 5501 LBJ Freeway, 4th Floor Dallas, Texas 75420

Please make your marks like this:  ☒ Use dark black pencil or pen only

Board of Directors Recommends a Vote FOR all Nominees listed in proposal 1 and FOR proposal 2.

1:	Election of Directors	For		Withhold	Directors Recommend
	01 Lynn Crump-Caine	☐		☐	For
	02 Wesley S. McDonald	☐		☐	For
		For	Against	Abstain
2:	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2017.	☐	☐	☐	For

3:	Consider and act upon such other business as may properly come before the annual meeting or any adjournments or postponements thereof.
	To attend the meeting and vote your shares in person, please mark this box.			☐

Authorized Signatures - This section must be

completed for your Instructions to be executed.

Please Sign Here	Please Date Above

Please Sign Here	Please Date Above

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Annual Meeting of Wingstop Inc.

to be held on Wednesday, May 3, 2017

for Holders as of March 6, 2017

This proxy is being solicited on behalf of the Board of Directors

VOTE BY:
INTERNET		TELEPHONE 866-243-5450

Go To
www.proxypush.com/WING • Cast your vote online. • View Meeting Documents.	OR	• • •	Use any touch-tone telephone. Have your Proxy Card/Voting Instruction Form ready. Follow the simple recorded instructions.
MAIL

OR	•	Mark, sign and date your Proxy Card/Voting Instruction Form.
	•	Detach your Proxy Card/Voting Instruction Form.
	•	Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided.

The undersigned hereby appoints Charles R. Morrison and Michael F. Mravle, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Wingstop Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN ITEM 1 AND FOR THE PROPOSAL IN ITEM 2.

All votes must be received by 5:00 P.M., Eastern Time, May 2, 2017.

PROXY TABULATOR FOR WINGSTOP INC. P.O. BOX 8016
CARY, NC 27512-9903

EVENT # CLIENT #

Proxy — Wingstop Inc.

Annual Meeting of Stockholders

May 3, 2017 10:00 A.M. (Central Time)

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned appoints Charles R. Morrison and Michael F. Mravle, each with full power of substitution, to vote the shares of common stock of Wingstop Inc., a Delaware corporation (“the Company”), the undersigned is entitled to vote at the Annual Meeting of Stockholders on Wednesday, May 3, 2017 at 10:00 a.m. Central Time at the offices of Wingstop Inc., 5501 LBJ Freeway, 4th Floor, Dallas, Texas 75240 and any and all adjournment thereof, as set forth below.

This proxy is revocable and will be voted as directed. However, if no instructions are specified, the proxy will be voted FOR the election of the director nominees specified in Item 1 and FOR the proposal in Item 2.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)